UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

October 11, 2017

RETAIL OPPORTUNITY INVESTMENTS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)
RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	333-189057-01 (Commission File Number)	94-2969738 (I.R.S. Employer Identification No.)

8905 Towne Centre Drive, Suite 108 San Diego, California	92122 (Zip Code)

Registrant’s telephone number, including area code: (858) 677-0900

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter)

[_]    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 3.02	Unregistered Sale of Equity Securities.

On October 11, 2017, Retail Opportunity Investments Partnership, LP (the “Operating Partnership”), the operating partnership subsidiary of Retail Opportunity Investments Corp. (the “Company”), acquired Riverstone Marketplace, located in Vancouver, Washington, within the Portland metropolitan area, and Fullerton Crossroads, located in Fullerton (Orange County), California (together, the “Properties”) for total consideration of approximately 96.5 million which was paid primarily through a combination of the issuance of 2,405,430 units of limited partnership interest in the Operating Partnership (the “OP Units”) and the assumption of approximately $44.5 million of loans on the Properties (the “Transaction”). The OP Units are exchangeable for cash, or at the election of the Company, into shares of common stock of the Company on a one-for-one basis, subject to the terms of the Operating Partnership’s partnership agreement.  The OP Units were issued in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

In connection with the Transaction, the Company entered into a tax protection agreement (the “Tax Protection Agreement”) pursuant to which it agreed, subject to certain exceptions, to indemnify the seller of the Properties against certain tax liabilities incurred by them, if such liabilities result from a transaction involving a direct or indirect taxable disposition of either or both properties or if the Operating Partnership fails to maintain and allocate to such holder for taxation purposes minimum levels of Operating Partnership liabilities as specified in the Tax Protection Agreement. Also, the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the “Partnership Agreement”), was amended to reflect the issuance of OP Units in the Transaction.

The foregoing description of the amendment to the Partnership Agreement is qualified in its entirety by reference to the text of such agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Seventh Amendment to the Second Amended and Restated Limited Partnership Agreement of Retail Opportunity Investments Partnership, LP, dated as of October 11, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2017	RETAIL OPPORTUNITY INVESTMENTS CORP.

	By:	/s/ Michael B. Haines
Name: Michael B. Haines
Title: Chief Financial Officer

Dated: October 17, 2017	RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP

	By:	RETAIL OPPORTUNITY INVESTMENTS GP, LLC, its general partner

	By:	/s/ Michael B. Haines
Name: Michael B. Haines
Title: Chief Financial Officer